Exhibit (a)(1)(x)

CONSOL Energy Inc. Announces Results of Tender Offer for Shares of CNX Gas Corporation Common Stock

PITTSBURGH, May 27, 2010 /PRNewswire via COMTEX/ —CONSOL Energy Inc. (NYSE: CNX) today announced the results of its tender offer for shares of common stock of CNX Gas Corporation, which expired at 5:00 p.m., New York time, on Wednesday, May 26, 2010. Based on a preliminary count by the depositary, 24,006,706 shares, including 1,255,062 shares subject to guaranteed delivery procedures, have been tendered and not validly withdrawn as of the expiration of the offer. CONSOL has accepted for payment all shares tendered in the tender offer and not validly withdrawn, at a price of $38.25 per share.

The shares tendered represent approximately 95 percent of the shares outstanding and not currently owned by CONSOL, and approximately 16 percent of the total shares outstanding. Following the purchase of the tendered shares, including shares subject to guaranteed delivery procedures, CONSOL will own approximately 149,806,773 shares of CNX Gas common stock. Approximately 1,269,411 shares of CNX Gas common stock will remain outstanding following the payment for shares accepted in the tender offer, assuming that all shares subject to guaranteed delivery are validly delivered into the tender offer. CONSOL will promptly consummate a short-form merger between CNX Gas and a subsidiary of CONSOL pursuant to Delaware law, at which time CNX Gas will become a wholly owned subsidiary of CONSOL.

CONSOL will commence payment for shares purchased in the tender offer promptly, and expects to make payment for such shares on Friday, May 28, 2010. Payment for shares purchased will be made in cash, without interest.

About CONSOL Energy

CONSOL Energy, a high-Btu bituminous coal and natural gas company, is a member of the Standard & Poor’s 500 Equity Index and the Fortune 500. It was recently named one of the “Top 100 Most Trustworthy” companies for 2010 by Forbes. At year-end 2009, it had 11 bituminous coal mining complexes in six states and reports proven and probable coal reserves of 4.5 billion tons. It is also the leading Appalachian gas producer, with proved reserves of 2.9 trillion cubic feet. Additional information about CONSOL Energy can be found at its Web site: www.consolenergy.com.

Forward-Looking Statements

Various statements in this document, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995). The forward-looking statements may include projections and estimates concerning the timing and success of specific projects, our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “would,” “will,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this document speak only as of the date of this document; we disclaim any obligation to update these statements unless required by securities law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, uncertainties and contingencies include, but are not limited to: the weak economic conditions; an extended decline in prices we receive for our coal and gas affecting our operating results and cash flows; reliance on customers honoring existing contracts, extending existing contracts or entering into new long-term contracts for coal; reliance on major customers; our inability to collect payments from customers if their creditworthiness declines; the disruption of rail, barge and other systems that deliver our coal; a loss of our competitive position because of the competitive nature of the coal industry and the gas industry, or a loss of our competitive position because of overcapacity in these industries impairing our profitability; our inability to hire qualified people to meet replacement or expansion needs; coal users switching to other fuels in order to comply with various environmental standards related to coal combustion; the inability to produce a sufficient amount of coal to fulfill our customers’ requirements which could result in our customers initiating claims against us; foreign currency fluctuations could adversely affect the competitiveness of our coal abroad; the risks inherent in coal mining being subject to unexpected disruptions, including geological conditions, equipment failure, timing of completion of significant construction or repair of equipment, fires, accidents and weather conditions which could impact financial results; increases in the price of commodities used in our mining operations could impact our cost of production; obtaining, maintaining, and renewing governmental permits and approvals for our operations; the effects of proposals to regulate greenhouse gas emissions; the effects of government regulation; the effects of stringent federal and state employee health and safety regulations; the effects of mine closing, reclamation and certain other liabilities; the effects of subsidence from longwall mining operations on surface structures, water supplies, streams and surface land; uncertainties in estimating our economically recoverable coal and gas reserves; the outcomes of various legal proceedings, which proceedings are more fully described in our reports filed under the Securities Exchange Act of 1934; increased exposure to employee related long-term liabilities; minimum funding requirements by the Pension Protection Act of 2006 (the Pension Act) coupled with the significant investment and plan asset losses suffered during the current economic decline has exposed us to making additional required cash contributions to fund the pension benefit plans which we sponsor and the multi-employer pension benefit plans in which we participate; lump sum payments made to retiring salaried employees pursuant to our defined benefit pension plan; our ability to comply with laws or regulations requiring that we obtain surety bonds for workers’ compensation and other statutory requirements; acquisitions that we recently have made or may make in the future including the accuracy of our assessment of the acquired businesses and their risks, achieving any anticipated synergies, integrating the acquisitions and unanticipated changes that could affect assumptions we may have made; the anti-takeover effects of our rights plan could prevent a change of control; risks in exploring for and producing gas; new gas development projects and exploration for gas in areas where we have little or no proven gas reserves; the disruption of pipeline systems which deliver our gas; the availability of field services, equipment and personnel for drilling and producing gas; replacing our natural gas reserves which if not replaced will cause our gas reserves and gas production to decline; costs associated with perfecting title for gas rights in some of our properties; location of a vast majority of our gas producing properties in three counties in southwestern Virginia, making us vulnerable to risks associated with having our gas production concentrated in one area; other persons could have ownership rights in our advanced gas extraction techniques which could force us to cease using those techniques or pay royalties; our ability to acquire water supplies needed for drilling, or our ability to dispose of water used or removed from strata at a reasonable cost and within applicable environmental rules; the coalbeds and other strata from which we produce methane gas frequently contain impurities that may hamper production; the enactment of Pennsylvania severance tax on natural gas may impact results of existing operations and impact the economic viability of exploiting new gas drilling and production opportunities in Pennsylvania; our hedging activities may prevent us from benefiting from price increases and may expose us to other risks; and other factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 under “Risk Factors,” as updated by any subsequent Form 10-Qs, which are on file at the Securities and Exchange Commission.

SOURCE CONSOL Energy Inc.